IMAX CORPORATION

EXHIBIT 10.18

AMENDED EMPLOYMENT AGREEMENT

This agreement amends the amended employment agreement (the “Agreement”) between Richard L. Gelfond (the “Executive”) and IMAX Corporation (the “Company”) dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.	Term. The term of the Agreement (the “Term”) is extended until December 31, 2012 (the “Term End”).

2.	Cash Compensation. Effective January 1, 2011 (the “Renewal Commencement Date”), the Executive shall be paid a base salary at the rate of $750,000 per year. Executive’s bonus shall continue to be up to two times salary. Such bonus shall be at the discretion of the Board of Directors and shall be based upon the success of the Company in achieving the goals and objectives set by the Board after consultation with the Executive.

3.	SERP. In connection with that July 2000 Supplemental Executive Retirement Plan, as amended (the “SERP”), the Executive and the Company agree that no compensation paid to Executive between the Renewal Commencement Date and the Term End shall be included in the calculation of benefits payable to Executive under the SERP (the “Gelfond SERP Payout”). The Company agrees that it will investigate in good faith the notion of fixing the Gelfond SERP Payout and will proceed to fix the Gelfond SERP Payout provided, and to the extent, (a) the Company’s Board of Directors concludes it is in the reasonable best interests of the Company to do so and (b) Executive agrees.

4.	Incentive Compensation. On December 31, 2010, the Executive shall be granted, in accordance with the terms of the IMAX Stock Option Plan (the “Plan”), stock options to purchase 800,000 common shares of the Company (the “Options”) at an exercise price per Common Share equal to the Fair Market Value, as defined in the Plan. The Options shall have a 10-year term and vest as follows:

Number of Options	Vesting Date

160,000	May 1, 2011
160,000	September 1, 2011
160,000	January 1, 2012
160,000	May 1, 2012
160,000	September 1, 2012

The vesting of the Options shall be accelerated upon a “change of control” as defined in the Agreement, and shall be governed, to the extent applicable, by the provisions in the Agreement regarding change of control.

5.	The entering into this agreement shall not prejudice any rights or waive any obligations under any other agreement between the Executive and the Company.

DATED as of December 20, 2010.

AGREED AND ACCEPTED:

/s/ Richard L. Gelfond
Richard L. Gelfond

IMAX CORPORATION

Per:	/s/ Garth M. Girvan
	Name:	Garth M. Girvan
	Title:	Director

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